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                                 EXHIBIT 23.02

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of eBay Inc. of our report dated January 22, 1999, except as to the pooling of interests transactions described in Notes 2, and as to Note 14, which are as of September 9, 1999, which appears in eBay Inc.'s Current Report on Form 8-K dated September 14, 1999.



/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

San Jose, California
September 22, 1999